EXHIBIT 23.1

CONSENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2005, accompanying the financial statements included in the Annual Report of SCOLR Pharma, Inc. on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of SCOLR Pharma, Inc. on Form S-8 (File No. 333-79343, No. 333-40290 and No. 333-116922) and on Form S-3 (File No. 333-107906).

/s/    GRANT THORNTON LLP

Seattle, Washington

March 29, 2005